Exhibit 99.1

Republic Bancorp, Inc. Completes Acquisition of Cornerstone Bancorp, Inc.

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 17, 2016--Republic Bancorp, Inc. (NASDAQ: RBCAA) (“Republic” or the “Company”), the parent company of Republic Bank & Trust Company (“RB&T”), is pleased to report, that as of the close of business today, it has completed the previously announced acquisition of Cornerstone Bancorp, Inc. (“Cornerstone”) and its solely owned subsidiary, Cornerstone Community Bank (“CCB”), for approximately $32 million in cash.

Steve Trager, Chairman & CEO of Republic, commented: “We are excited about our further expansion into the Tampa-St. Petersburg-Clearwater area and the long-term value the Cornerstone acquisition presents to our shareholders. We firmly believe that combining Cornerstone’s strong sales culture and market presence with the financial support of Republic will be a win-win for everyone.”

David Feaster, the President and CEO of the former CCB and the new President for the Pinellas Market of RB&T, stated: “My staff and I are excited about joining the Republic team and the greater array of products and services that we will have available to offer our clients as part of a larger organization. By leveraging Republic’s strong balance sheet, we will be able to expand relationships with our existing CCB clients and attract new, larger relationships that were more difficult to obtain in the past for a bank under $500 million in assets. We are eager to tell our clients and the community the benefits of being a customer of Republic Bank.”

As of today’s acquisition completion date, Cornerstone had total assets of approximately $230 million, including total loans of approximately $190 million and total deposits of approximately $200 million. The acquisition is expected to be accretive to Republic’s Diluted Earnings per Class A Common share during the first twelve months, post-acquisition. With the completion of the acquisition and the addition of CCB’s four banking centers, RB&T now has six banking centers in its Tampa-St. Petersburg-Clearwater footprint and 44 banking centers throughout Republic’s entire network.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 44 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; six banking centers in five Florida communities – Largo, Port Richey, Seminole, St. Petersburg, Temple Terrace, two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has approximately $4.4 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and assumptions regarding our business, the acquired business of Cornerstone and its affiliates, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability to grow CCB loan and deposit balances post-acquisition, unanticipated post-acquisition loan losses for Republic on CCB-originated loans, the ability of Republic to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines, the ability of Republic to integrate, manage and keep secure our information systems, and other factors set forth as “Risk Factors” at Part I, Item 1A. in the Company’s Annual Report on Form 10-K for the period ended December 31, 2015, which has been filed with the Securities and Exchange Commission and is available on Republic’s website (www.republicbank.com) and on the Securities and Exchange Commission’s website (www.sec.gov).

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACT:
Republic Bancorp, Inc.
Steve Trager, 502-561-7122
Chairman & Chief Executive Officer